Exhibit 99.5

News Release

Conifer Health Solutions to Acquire InforMed Health Care Solutions

Enhances offerings to successfully shift healthcare organizations to value-based healthcare through clinical integration, population health management and ACO development

FRISCO, Texas — Oct. 1, 2012 — Conifer Health Solutions, LLC, a subsidiary of Tenet Healthcare Corporation (NYSE:THC) and a leader in business process management solutions for healthcare providers, has entered into a definitive agreement to acquire InforMed Health Care Solutions located in Annapolis, Md.  InforMed is an information management and services company that uses cutting edge technology and powerful, proprietary data analysis tools to help healthcare providers, self-insured employers and payers lower costs, while improving care for their patients.

InforMed’s business includes 230 clients located in the Northeast, Mid-Atlantic and Midwest, more than 300 employees, extensive healthcare data and proprietary technology.  The acquisition will supplement Conifer Health’s existing suite of business process management solutions by providing additional population health management capabilities, expanding Conifer’s service offerings and accelerating their time to market.

“We are very excited to be adding such tremendous population health management resources to our existing Cap Management Systems group capabilities at Conifer Health,” said Stephen Mooney, president and chief executive officer of Conifer Health Solutions. “Conifer already manages 650,000 lives through clinical integration consulting, financial risk management and population health management services. This acquisition greatly expands our geographic footprint and accelerates our technological advancement of service offerings that we can take to market. We’ll be bringing in great talent from InforMed along with its exceptional tools and technology to supplement those services and enable us to find even better ways to lower healthcare costs. Once fully integrated, we expect InforMed to contribute more than $50 million in incremental annual revenues to Conifer.”

InforMed President and Chief Executive Officer Mitchell Davis stated he believes the two companies are a perfect fit because of their complementary strengths and areas of expertise. “Conifer’s Cap Management and InforMed are both committed to improving patient outcomes through the use of extensive data and proprietary technology. We’re both already making a difference in the quality of healthcare, and the synergy from combining these two companies will create a much stronger organization,” Davis said.

Davis added that for every dollar clients spend on InforMed medical management services, they typically reap between three and five dollars in savings. InforMed currently has over 2.5 million members in its data warehouse, more than one million members utilizing its medical management services and provides third-party administration services.

About InforMed

InforMed is a URAC-accredited organization, dedicated to the proposition that lowering healthcare costs and improving care are not mutually exclusive objectives. The key is enlightened use of information. By collecting a vast amount of data from a multitude of healthcare sources, creating InforMed’s secure Global Healthcare Datacenter, and developing an Information Management System that makes the data both accessible and useful, we have built a foundation for a variety of services that support healthcare providers and payers in their efforts to both provide great care and control costs, as well as individuals in their quest for good health. InforMed has been serving clients nationally from its home in Annapolis, Maryland since 1992. For more information, visit www.InforMed-LLC.com.

About Conifer Health

Conifer Health Solutions is a healthcare business process management services provider working to improve operational performance for more than 390 hospitals and healthcare entities so they can better serve their communities, communicate effectively with patients, and support patient financial administration. We have a passion for maximizing financial performance, while at the same time improving the patient experience.

We provide comprehensive operational management for revenue cycle functions including patient access, revenue integrity, and patient financial services. We also offer patient communications solutions to optimize communication between providers and patients, including patient education, outreach, scheduling, medical necessity screening and HCAHPS (Hospital Consumer Assessment of Healthcare Provider and Systems Survey) reporting. In addition to revenue cycle management and patient communications, our service offerings have expanded to support value-based performance through dynamic payment arrangements, ACO (Accountable Care Organization) management, population health management, and clinical integration solutions.

Conifer Health can now offer healthcare clients solutions that address the entire continuum of health administration. For more information, call 1-877-CONIFER or visit www.coniferhealth.com.

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Conifer Health Solutions Media Contact

John Hoffmann, (972) 335-6104, john.hoffmann@coniferhealth.com

Conifer Health Solutions, LLC, is a subsidiary of Tenet Healthcare Corporation (NYSE:THC). Some of the statements in this release may constitute forward-looking statements. Such statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties, certain of which are discussed in Tenet’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended Dec. 31, 2011, quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.